Exhibit 10.4

AMENDMENT 1

TO THE ASSET PURCHASE AGREEMENT

DATED DECEMBER 15, 2025

This Amendment 1 (“Amendment 1”) is entered into as of February 18, 2026 (the “Effective Date”) by and between Wood Violet Fertility LLC (“Wood Violet”), Family Beginnings PC (“FABE”) and James Donahue, MD (“Dr Donahue”) (hereinafter, the “Parties”).

WHEREAS the Parties entered into an Asset Purchase Agreement on December 15, 2025 (the “APA”);

WHEREAS the APA was assigned to Wood Violet by its parent company, INVO Centers LLC, in an Assignment and Assumption of Asset Purchase Agreement on February 8, 2026; and

WHEREAS the Parties wish to correct certain typos in the APA;

NOW THEREFORE, the Parties hereby amend the APA as follows:

1.	Except as otherwise defined in this Amendment 1, all defined terms used herein shall have the same meaning as set forth in the APA.

2.	Section 1 (Definitions; Certain Rules of Construction) is hereby amended as follows. The definition of “Equity Purchase Price” is hereby deleted and replaced in its entirety with the following:

“Equity Purchase Price” means 400 shares of INVO Preferred for a total stated value equal to Four Hundred Thousand Dollars ($400,000).

3.	Except as provided in this Amendment 1, all terms and conditions of the APA shall remain in full force and effect. In the event of a conflict between the terms and conditions of this Amendment 1 and the APA, the terms and conditions of this Amendment 1 shall govern. Neither this Amendment 1 nor the APA can be amended or otherwise modified, except as agreed to in writing by the Parties.

[Signatures follow on next page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment 1 to be duly executed as of the Effective Date.

WOOD VIOLET FERTILITY LLC			FAMILY BEGINNINGS PC

By:		By:
Name:	Steve Shum	Name:	Dr. James Donahue
Title:	President	Title:	President

DR. JAMES DONAHUE, an individual

By:
Name:	Dr. James Donahue

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